EXHIBIT 99.1

Oil States Announces Third Quarter 2022 Results of Operations

HOUSTON, Oct. 27, 2022 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE: OIS) reported net income of $2.1 million, or $0.03 per share, for the third quarter of 2022. Reported results included a gain of $6.1 million ($4.6 million after-tax, or $0.07 per share) recognized in connection with the settlement of a litigation matter. During the third quarter of 2022, the Company generated revenues of $189.4 million and Adjusted Consolidated EBITDA (Note A) of $22.0 million. These results compare to revenues of $181.8 million, a net loss of $5.1 million ($0.08 per share) and Adjusted Consolidated EBITDA of $17.0 million reported in the second quarter of 2022.

Third quarter 2022 highlights included:

  Generated cash flows from operations of $29.0 million
  Consolidated revenues, net income and Adjusted Consolidated EBITDA improved $7.6 million, $7.3 million and $5.0 million sequentially, with all segments contributing sequentially improved results
  Offshore/Manufactured Products backlog increased 7% sequentially to $258 million, with a book-to-bill ratio of 1.2x, augmented by one notable project award exceeding $10 million
  Received $6.9 million in cash in connection with the settlement of litigation within our Offshore/Manufactured Products segment, which resulted in a gain of $6.1 million
  Well Site Services segment revenues, operating income and Adjusted Segment EBITDA (Note B) increased 10%, 293% and 10%, respectively from the second quarter
  Downhole Technologies segment revenues, operating loss and Adjusted Segment EBITDA improved 8%, 77% and 44%, respectively, with incremental Adjusted Segment EBITDA margins of 54%

Oil States' President and Chief Executive Officer, Cindy B. Taylor, stated,

"Our third quarter 2022 results continued to show improvement as the industry expands activity to support growing demand following the harsh economic impacts of the COVID-19 pandemic. We were net income positive for the quarter, with sequentially improved results from each of our business segments. We also generated cash flow from operations totaling $29.0 million in the quarter.

"Our Offshore/Manufactured Products segment revenues totaled $96.0 million in the third quarter, while operating income and Adjusted Segment EBITDA totaled $13.4 million and $18.3 million, respectively. Backlog totaled $258 million as of September 30, with quarterly bookings of $115 million, yielding a quarterly book-to-bill ratio of 1.2x.

"Revenues reported by our Well Site Services segment increased 10% from the second quarter of 2022 – driven by higher land-based drilling, completion and production activity – while revenues in our Downhole Technologies segment increased 8% from the second quarter, largely due to an increase in customer demand for perforating products.

"The outlook for our business continues to be strong, despite macroeconomic challenges due to low global inventories of crude oil and related products. We are very focused on proactively managing supply chain and inflationary impacts to our business in order to support the growing needs of our customer base.

"We remain focused on further deleveraging and improving stockholder returns through prudent capital allocation as well as enhancing our operational execution and furthering our shared services integration."

BUSINESS SEGMENT RESULTS

(See Segment Data tables)

Offshore/Manufactured Products

Offshore/Manufactured Products reported revenues of $96.0 million, operating income of $13.4 million and Adjusted Segment EBITDA of $18.3 million in the third quarter of 2022, compared to revenues of $96.5 million, operating income of $9.4 million and Adjusted Segment EBITDA of $14.7 million reported in the second quarter of 2022. During the third quarter of 2022, the segment settled litigation against certain service providers for $6.9 million in cash, which resulted in a recorded gain of $6.1 million. The impact of this benefit was partially offset by $6.9 million in low-margin product sales during the quarter. Adjusted Segment EBITDA margin in the third quarter of 2022 was 19%, compared to 15% in the second quarter of 2022.

Backlog totaled $258 million as of September 30, 2022, a sequential increase of $17 million, or 7%, from June 30, 2022. Third quarter 2022 bookings totaled $115 million, yielding a quarterly book-to-bill ratio of 1.2x and a year-to-date ratio of 1.0x.

Well Site Services

Well Site Services reported revenues of $60.5 million, operating income of $2.4 million and Adjusted Segment EBITDA of $9.7 million in the third quarter of 2022, compared to revenues of $54.8 million, operating income of $0.6 million and Adjusted Segment EBITDA of $8.9 million reported in the second quarter of 2022. Adjusted Segment EBITDA margin was 16% in both the third and second quarter of 2022.

Downhole Technologies

Downhole Technologies reported revenues of $32.8 million, an operating loss of $0.3 million and Adjusted Segment EBITDA of $4.1 million in the third quarter of 2022, compared to revenues of $30.5 million, an operating loss of $1.5 million and Adjusted Segment EBITDA of $2.9 million reported in the second quarter of 2022. Adjusted Segment EBITDA margin in the third quarter of 2022 was 12%, compared to 9% in the second quarter of 2022.

Corporate

Corporate operating expenses in the third quarter of 2022 totaled $10.3 million.

Interest Expense, Net

Net interest expense totaled $2.6 million in the third quarter of 2022, which included $0.5 million of non-cash amortization of deferred debt issuance costs.

Income Taxes

The Company recognized tax expense of $0.8 million on pre-tax income of $2.9 million during the third quarter of 2022. In the second quarter of 2022, the Company recognized tax expense of $1.8 million on a pre-tax loss of $3.4 million.

Financial Condition

On July 1, 2022, the Company paid $10.0 million in cash and issued approximately 1.9 million shares of its common stock (having a market value of $10.3 million) to fully settle the $17.5 million promissory note payable (together with related accrued interest of $2.2 million) and resolve outstanding legal disputes with the seller of GEODynamics, Inc.

No borrowings were outstanding under the Company's asset-based revolving credit facility (the "ABL Facility") at September 30, 2022. Cash on-hand increased from $22.2 million at June 30, 2022 to $33.1 million at September 30, 2022. Liquidity (cash plus borrowing availability) totaled $113.0 million at September 30, 2022, with amounts available to be drawn under the ABL Facility totaling $79.9 million.

The Company's total debt represented 19% and 20% of combined total debt and stockholders' equity as of September 30, 2022 and June 30, 2022, respectively.

Conference Call Information

The call is scheduled for October 28, 2022 at 9:00 a.m. central daylight time, is being webcast and can be accessed from the Company's website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing 1 (866) 374-5140 in the United States or by dialing +1 (404) 400-0571 internationally and using the passcode 75627345#. A replay of the conference call will be available one and a half hours after the completion of the call and can be accessed from the Company's website at www.ir.oilstatesintl.com.

About Oil States

Oil States International, Inc. is a global provider of manufactured products and services to customers in the energy, industrial and military sectors. The Company's manufactured products include highly engineered capital equipment and consumable products. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol "OIS".

For more information on the Company, please visit Oil States International's website at www.oilstatesintl.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the level of supply of and demand for oil and natural gas, fluctuations in the prices thereof, the cyclical nature of the oil and natural gas industry, geopolitical tensions, regulatory pressures related to environmental, social and governance considerations, the impact of the COVID-19 pandemic on the Company and its customers, the other risks associated with the general nature of the energy service industry and other factors discussed in the "Business" and "Risk Factors" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and the subsequently filed Quarterly Reports on Form 10-Q and Periodic Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Products	$99,743	$99,033	$70,409	$284,537	$209,892
Services	89,651	82,801	70,119	250,735	201,949
	189,394	181,834	140,528	535,272	411,841

Costs and expenses:
Product costs	81,576	79,388	60,310	225,765	173,699
Service costs	69,723	62,768	56,897	194,294	163,450
Cost of revenues (exclusive of depreciation and amortization expense presented below)	151,299	142,156	117,207	420,059	337,149
Selling, general and administrative expense	23,374	23,757	20,078	70,964	63,395
Depreciation and amortization expense	16,413	17,239	19,657	51,469	62,086
Impairments of fixed and lease assets	—	—	—	—	3,444
Other operating income, net(1)	(6,750)	(228)	(275)	(6,852)	(714)
	184,336	182,924	156,667	535,640	465,360
Operating income (loss)	5,058	(1,090)	(16,139)	(368)	(53,519)

Interest expense, net	(2,637)	(2,638)	(2,569)	(7,947)	(7,593)
Other income, net(2)	491	376	2,137	1,892	7,917
Income (loss) before income taxes	2,912	(3,352)	(16,571)	(6,423)	(53,195)
Income tax (provision) benefit	(769)	(1,792)	3,529	(6,002)	9,072
Net income (loss)	$2,143	$(5,144)	$(13,042)	$(12,425)	$(44,123)

Net income (loss) per share:
Basic	$0.03	$(0.08)	$(0.22)	$(0.20)	$(0.73)
Diluted	0.03	(0.08)	(0.22)	(0.20)	(0.73)

Weighted average number of common shares outstanding:
Basic	62,674	60,704	60,377	61,292	60,264
Diluted	62,676	60,704	60,377	61,292	60,264

(1)	Other operating income, net included a gain of $6.1 million in the three and nine months ended September 30, 2022 recognized in connection with the settlement of outstanding litigation against certain service providers.

(2)	Other income, net included non-cash gains of $4.0 million in the nine months ended September 30, 2021 recognized in connection with purchases of $131.4 million principal amount of the 2023 Notes.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,103	$52,852
Accounts receivable, net	209,278	186,080
Inventories, net	181,628	168,573
Prepaid expenses and other current assets	18,164	19,222
Total current assets	442,173	426,727

Property, plant, and equipment, net	305,067	338,583
Operating lease assets, net	24,072	25,388
Goodwill, net	78,579	76,412
Other intangible assets, net	174,182	185,749
Other noncurrent assets	26,297	32,889
Total assets	$1,050,370	$1,085,748

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$20,026	$18,262
Accounts payable	60,684	63,343
Accrued liabilities	51,691	43,401
Current operating lease liabilities	6,276	6,481
Income taxes payable	4,795	2,564
Deferred revenue	50,732	43,236
Total current liabilities	194,204	177,287

Long-term debt	134,972	160,488
Long-term operating lease liabilities	21,584	23,452
Deferred income taxes	5,923	3,637
Other noncurrent liabilities	19,547	25,058
Total liabilities	376,230	389,922

Stockholders' equity:
Common stock	766	739
Additional paid-in capital	1,120,607	1,105,135
Retained earnings	269,142	281,567
Accumulated other comprehensive loss	(89,789)	(66,031)
Treasury stock	(626,586)	(625,584)
Total stockholders' equity	674,140	695,826
Total liabilities and stockholders' equity	$1,050,370	$1,085,748

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Nine Months Ended September 30,
	2022	2021
	(Unaudited)
Cash flows from operating activities:
Net loss	$(12,425)	$(44,123)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	51,469	62,086
Settlement of disputes with seller of GEODynamics, Inc.	620	—
Impairments of inventories	—	2,113
Impairments of fixed and lease assets	—	3,444
Stock-based compensation expense	5,167	6,251
Amortization of debt discount and deferred financing costs	1,416	1,839
Deferred income tax provision (benefit)	1,295	(10,340)
Gains on extinguishment of 1.50% convertible senior notes	(157)	(4,022)
Gains on disposals of assets	(1,538)	(3,558)
Other, net	616	325
Changes in operating assets and liabilities, net of effect from acquired business:
Accounts receivable	(27,745)	1,112
Inventories	(18,680)	(10,767)
Accounts payable and accrued liabilities	8,873	13,708
Deferred revenue	7,496	(872)
Other operating assets and liabilities, net	2,586	3,376
Net cash flows provided by operating activities	18,993	20,572

Cash flows from investing activities:
Capital expenditures	(13,263)	(10,977)
Proceeds from disposition of property and equipment	2,211	6,160
Acquisition of business, net of cash acquired	(8,125)	—
Other, net	(168)	(511)
Net cash flows used in investing activities	(19,345)	(5,328)

Cash flows from financing activities:
Revolving credit facility borrowings	9,830	12,782
Revolving credit facility repayments	(9,830)	(31,782)
Payment of promissory note to seller of GEODynamics, Inc.	(10,000)	—
Issuance of 4.75% convertible senior notes	—	135,000
Purchases of 1.50% convertible senior notes	(6,272)	(125,952)
Other debt and finance lease repayments, net	(541)	(55)
Payment of financing costs	(81)	(7,785)
Shares added to treasury stock as a result of net share settlements due to vesting of stock awards	(1,002)	(1,595)
Net cash flows used in financing activities	(17,896)	(19,387)

Effect of exchange rate changes on cash and cash equivalents	(1,501)	(307)
Net change in cash and cash equivalents	(19,749)	(4,450)
Cash and cash equivalents, beginning of period	52,852	72,011
Cash and cash equivalents, end of period	$33,103	$67,561

Cash paid (received) for:
Interest	$4,605	$2,785
Income taxes, net	(67)	1,272

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2022(2)	June 30, 2022	September 30, 2021(3)	September 30, 2022(4)	September 30, 2021(5)
Revenues:
Offshore/Manufactured Products(1):
Project-driven products	$38,911	$41,098	$25,294	$113,853	$78,494
Short-cycle products	23,710	23,611	18,682	67,945	46,962
Other products and services	33,416	31,758	25,027	94,818	81,064
Total Offshore/Manufactured Products	96,037	96,467	69,003	276,616	206,520
Well Site Services	60,509	54,819	45,998	163,500	127,604
Downhole Technologies	32,848	30,548	25,527	95,156	77,717
Total revenues	$189,394	$181,834	$140,528	$535,272	$411,841

Operating income (loss):
Offshore/Manufactured Products	$13,373	$9,441	$1,764	$33,010	$7,645
Well Site Services	2,359	601	(5,250)	(435)	(26,693)
Downhole Technologies	(342)	(1,485)	(5,035)	(3,332)	(8,945)
Corporate	(10,332)	(9,647)	(7,618)	(29,611)	(25,526)
Total operating income (loss)	$5,058	$(1,090)	$(16,139)	$(368)	$(53,519)

(1)	Disaggregated revenue data is provided to supplement the Segment Data.
(2)	Operating income (loss) for the three months ended September 30, 2022 included a gain of $6.1 million related to the Offshore/Manufactured Products segment's settlement of outstanding litigation against certain service provides.

(3)	Operating income (loss) for the three months ended September 30, 2021 included $0.3 million of severance and restructuring charges related to the Offshore/Manufactured Products segment. In the Well Site Services segment, operating income (loss) included severance and restructuring charges of $0.4 million. In the Downhole Technologies segment, operating income (loss) included a non-cash inventory impairment charge of $2.1 million and severance and restructuring charges of $0.1 million.

(4)	Operating income (loss) for the nine months ended September 30, 2022 included a $6.1 million gain on settlement of litigation and $0.8 million of bad debt expense on receivables from Russia-based customers within the Offshore/Manufactured Products segment.

(5)	Operating income (loss) for the nine months ended September 30, 2021 included $0.5 million of severance and restructuring charges related to the Offshore/Manufactured Products segment. In the Well Site Services segment, operating income (loss) included non-cash fixed asset and operating lease impairment charges of $3.4 million and severance and restructuring charges of $4.0 million. In the Downhole Technologies segment, operating income (loss) included a non-cash inventory impairment charge of $2.1 million and severance and restructuring charges of $1.3 million. In Corporate, operating income (loss) included $1.6 million of severance charges.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED SEGMENT EBITDA (B)
(In Thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Offshore/Manufactured Products:
Operating income	$13,373	$9,441	$1,764	$33,010	$7,645
Other income (expense), net	(141)	45	881	(55)	749
Depreciation and amortization expense	5,072	5,249	5,662	15,651	16,688
Severance and restructuring charges	—	—	256	—	538
Adjusted Segment EBITDA	$18,304	$14,735	$8,563	$48,606	$25,620

Well Site Services:
Operating income (loss)	$2,359	$601	$(5,250)	$(435)	$(26,693)
Other income, net	632	878	1,260	2,496	3,152
Depreciation and amortization expense	6,732	7,395	9,531	22,059	31,641
Impairment of fixed and lease assets	—	—	—	—	3,444
Severance and restructuring charges	—	—	352	—	4,009
Adjusted Segment EBITDA	$9,723	$8,874	$5,893	$24,120	$15,553

Downhole Technologies:
Operating loss	$(342)	$(1,485)	$(5,035)	$(3,332)	$(8,945)
Other expense, net	—	(84)	(4)	(86)	(6)
Depreciation and amortization expense	4,442	4,423	4,226	13,249	13,136
Severance and restructuring charges	—	—	129	—	607
Adjusted Segment EBITDA	$4,100	$2,854	$1,429	$9,831	$6,905

Corporate:
Operating loss	$(10,332)	$(9,647)	$(7,618)	$(29,611)	$(25,526)
Other income (expense), net	—	(463)	—	(463)	4,022
Depreciation and amortization expense	167	172	238	510	621
Settlement of disputes with seller of GEODynamics, Inc.	—	620	—	620	—
Gains on extinguishment of 1.50% convertible senior notes	—	(157)	—	(157)	(4,022)
Severance charges	—	—	—	—	1,555
Adjusted EBITDA	$(10,165)	$(9,475)	$(7,380)	$(29,101)	$(23,350)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED CONSOLIDATED EBITDA (A)
(In Thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

Net income (loss)	$2,143	$(5,144)	$(13,042)	$(12,425)	$(44,123)
Interest expense, net	2,637	2,638	2,569	7,947	7,593
Income tax provision (benefit)	769	1,792	(3,529)	6,002	(9,072)
Depreciation and amortization expense	16,413	17,239	19,657	51,469	62,086
Impairments of fixed and lease assets	—	—	—	—	3,444
Settlement of disputes with seller of GEODynamics, Inc.	—	620	—	620	—
Gains on extinguishment of 1.50% convertible senior notes	—	(157)	—	(157)	(4,022)
Severance and restructuring charges	—	—	737	—	6,709
Adjusted Consolidated EBITDA	$21,962	$16,988	$8,505	$53,456	$24,728

(A)	The term Adjusted Consolidated EBITDA consists of net income (loss) plus net interest expense, taxes, depreciation and amortization expense, and certain non-cash charges, less gains on extinguishment of 1.50% convertible senior notes (the "2023 Notes") and adjustments for certain other items. Adjusted Consolidated EBITDA is not a measure of financial performance under generally accepted accounting principles ("GAAP") and should not be considered in isolation from or as a substitute for net income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, Adjusted Consolidated EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted Consolidated EBITDA as a supplemental disclosure because its management believes that Adjusted Consolidated EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Adjusted Consolidated EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Adjusted Consolidated EBITDA to net income (loss), which is the most directly comparable measure of financial performance calculated under GAAP.

(B)	The terms Adjusted EBITDA and Adjusted Segment EBITDA consist of operating income (loss) plus other income (expense), depreciation and amortization expense, and certain non-cash charges, less gains on extinguishment of the 2023 Notes and adjustments for certain other items. Adjusted EBITDA and Adjusted Segment EBITDA are not measures of financial performance under GAAP and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, Adjusted EBITDA and Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted EBITDA and Adjusted Segment EBITDA as supplemental disclosures because its management believes that Adjusted EBITDA and Adjusted Segment EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Adjusted EBITDA and Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The tables above set forth reconciliations of Adjusted EBITDA and Adjusted Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under GAAP.

Company Contact:

Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
(713) 652-0582
SOURCE: Oil States International, Inc.